UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Vanda Pharmaceuticals Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Vanda Pharmaceuticals Inc.
9605 Medical Center Drive, Suite 300
Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 16, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Vanda Pharmaceuticals Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on June 16, 2011, at 9:00 a.m. local time at 9605 Medical Center Drive, Rockville, Maryland for the following purposes:

•	Proposal 1: To elect Richard W. Dugan and Vincent J. Milano to serve as Class II directors until the 2014 annual meeting of stockholders;

•	Proposal 2: To ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011;

•	Proposal 3: To hold an advisory non-binding vote on executive compensation;

•	Proposal 4: To hold an advisory non-binding vote on the frequency of holding an advisory non-binding vote on executive compensation; and

•	To conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

The record date for the Annual Meeting is April 20, 2011. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available for examination at our offices in Rockville, Maryland during normal business hours for a period of ten days prior to the Annual Meeting.

YOUR VOTE IS IMPORTANT!

Your vote is important. Please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 16, 2011: The proxy statement and annual report are available at www.proxyvote.com.

Your Board of Directors unanimously recommends you vote the proxy card “FOR” the Company’s two director nominees, Richard W. Dugan and Vincent J. Milano; “FOR” Proposal 2 and Proposal 3; and for “3 years” as your preferred frequency of holding an advisory non-binding vote on executive compensation.

By Order of the Board of Directors

James P. Kelly
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Rockville, Maryland
April 29, 2011

This notice of Annual Meeting and accompanying proxy statement are being distributed or made available to stockholders on or about April 29, 2011.

Vanda Pharmaceuticals Inc.
9605 Medical Center Drive, Suite 300
Rockville, Maryland 20850

PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
June 16, 2011

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Vanda Pharmaceuticals Inc. (sometimes referred to as “we”, the “Company” or “Vanda”), which will be held on June 16, 2011, at 9:00 a.m. local time at 9605 Medical Center Drive, Rockville, Maryland.

We are making this proxy statement and our annual report available to stockholders at www.proxyvote.com. On April 29, 2011, we will begin mailing to our stockholders a notice (the “Notice”) containing instructions on how to access and review this proxy statement and our annual report at that website. The Notice also instructs you how you may submit your proxy over the Internet or via telephone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because you owned shares of Vanda common stock as of April 20, 2011, the record date for the Annual Meeting, and our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at the Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. As a result, only stockholders that specifically request a printed copy of the proxy statement will receive one. Instead, the Notice instructs stockholders on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

How may I vote at the Annual Meeting?

You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the Internet. If you requested a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.

When you vote by using the Internet or by telephone or by signing and returning the proxy card, you appoint Dr. Mihael H. Polymeropoulos and Mr. James P. Kelly as your representatives (or proxyholders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 20, 2011, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 28,103,441 shares of the Company’s common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this proxy statement.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on June 16, 2011 and will be accessible for ten days prior to the meeting at our principal place of business, 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850, between the hours of 9:00 a.m. and 5:00 p.m. local time.

How do I vote?

If on April 20, 2011, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

•	You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 15, 2011. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 15, 2011. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850; or

•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

How many votes do you need to hold the Annual Meeting?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our bylaws, a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the record date, there were 28,103,441 shares of common stock outstanding and entitled to vote. Thus 14,051,721 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect Richard W. Dugan and Vincent J. Milano to serve as Class II directors until the 2014 annual meeting of stockholders;

•	Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2011;

•	Proposal 3: To hold an advisory non-binding vote on executive compensation; and

•	Proposal 4: To hold an advisory non-binding vote on the frequency of holding an advisory non-binding vote on executive compensation.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

Could other matters be decided at the Annual Meeting?

Vanda does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such other business.

What will happen if I do not vote my shares?

Stockholder of Record:  Shares Registered in Your Name.  If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank.  Brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this proxy statement. As such, your broker does not have discretion to vote your shares on Proposals 1, 3 or 4.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1: Election of two Class II directors.

With respect to the election of nominees for director, you may:

•	vote “FOR” the election of the two nominees for director;

•	“WITHHOLD” your vote for one of the nominees and vote “FOR” the remaining nominee; or

•	“WITHHOLD” your vote for the two nominees.

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the two nominees who are properly nominated in accordance with our bylaws, and receive the most “FOR” votes will be elected. Only votes cast “FOR” a nominee will be counted. An instruction to “WITHHOLD” authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and “broker non-votes” will have no effect on the outcome of the election of directors. Because the election of directors is not a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.

Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2011.

You may vote “FOR” or “AGAINST” or abstain from voting. To ratify the selection by the audit committee of our board of directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and “broker non-votes” will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Proposal 3: Advisory non-binding vote on executive compensation.

You may vote “FOR” or “AGAINST” or abstain from voting. To approve, by non-binding vote, the compensation of the Company’s named executive officers, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and “broker non-votes” will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.

Proposal 4: Advisory non-binding vote on the frequency of holding an advisory non-binding vote on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of “1 year”, “2 years”, “3 years” or abstain from voting. The choice among the three choices which receives the highest number of votes will be deemed the choice of the stockholders. The result of Proposal 4 shall be non-binding on the Company. Abstentions and “broker non-votes” will not be counted as a vote for any of the three choices and will have no effect on the proposal. Because Proposal 4 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, our Board of Directors may either:

•	reduce the number of directors that serve on the board; or

•	designate a substitute nominee.

If our Board of Directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How does our Board of Directors recommend that I vote?

Our board recommends a vote:

•	Proposal 1: “FOR” the election of each of Richard W. Dugan and Vincent J. Milano as Class II directors to serve a term of three years until our 2014 annual meeting of stockholders;

•	Proposal 2: “FOR” the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011;

•	Proposal 3: “FOR” the approval of the compensation of our named executive officers; and

•	Proposal 4: for “3 years” as your preferred frequency of holding an advisory vote on executive compensation.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “FOR” the election of each of Richard W. Dugan and Vincent J. Milano as Class II directors;

•	Proposal 2: “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011;

•	Proposal 3: “FOR” the approval, in an advisory, non-binding manner, of the compensation of our named executive officers; and

•	Proposal 4: for “3 years” as your preferred frequency of holding an advisory non-binding vote on executive compensation.

•	If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e. one of the individuals named as proxies on your proxy card) will vote your shares using his best judgment.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of our common stock as of April 20, 2011) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones with photographic capabilities) and other recording devices in the meeting room.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board of Directors of the Company. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than June 22, 2011.

How can I find Vanda’s proxy materials and annual report on the Internet?

This proxy statement and the 2010 annual report are available at our corporate website at www.vandapharma.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of Vanda’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions received only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice or our annual report and/or proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your notice or proxy card.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement and the 2010 annual report are available on our investor relations website located at www.vandapharma.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.

May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

Yes. The following requirements apply to stockholder proposals, including director nominations, for the 2012 annual meeting of stockholders.

Requirements for Stockholder Proposals to be Considered for Inclusion in Proxy Materials:

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for the 2012 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in Vanda’s proxy materials, stockholder proposals must be received at our principal executive offices no later than the close of business on December 31, 2011 which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for the Annual Meeting. To be included in our proxy materials, your proposal also must comply with the Company’s bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2012 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2012 annual meeting of stockholders. Proposals should be sent to Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, MD 20850 Attn: Secretary.

Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals Not Intended for Inclusion in Vanda’s Proxy Materials:

Stockholders who wish to nominate persons for election to the Board of Directors at the 2012 annual meeting of stockholders or who wish to present a proposal at the 2012 annual meeting of stockholders, but who do not intend for such proposal to be included in Vanda’s proxy materials for such meeting, must deliver written notice of the nomination or proposal to the Corporate Secretary at 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850 no earlier than February 14, 2012 and no later than March 15, 2012. However, if the 2012 annual meeting of stockholders is held earlier than May 17, 2012 or later than July 16, 2012, nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to the 2012 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2012 annual meeting. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in Vanda’s bylaws.

Copy of Bylaws:

You may request a copy of the Company’s bylaws at no charge by writing to Vanda’s Secretary at 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850. A current copy of our bylaws also is available at our corporate website at www.vandapharma.com. To access our bylaws from the main page of our website, click on “Investor Relations” at the top of the page, then click on “Corporate Governance,” and then click on “Amended and Restated Bylaws.”

Whom should I call if I have any questions?

If you have any questions, would like additional Vanda proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850 or by telephone at (240) 599-4500.

Important Notice Regarding the Availability of Proxy Materials
for the Meeting to be Held on Wednesday, June 16, 2011

This proxy statement and our annual report are available on-line at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Under our bylaws, our Board of Directors is divided into three classes of roughly equal size. The members of each class are elected to serve a 3-year term with the term of office of each of the three classes ending in successive years. Pursuant to our bylaws, the Board of Directors has fixed the current number of directors at seven (7). Richard W. Dugan and Vincent J. Milano are the two Class II directors whose terms expire at this Annual Meeting. Richard W. Dugan and Vincent J. Milano have been nominated for election by our Board of Directors to serve until the 2014 annual meeting of stockholders or until their successors are elected (or until their earlier death, resignation or removal). It is our policy to encourage nominees for director to attend the Annual Meeting. Richard W. Dugan’s and Vincent J. Milano’s ages as of April 20, 2011 and certain additional biographical information are set forth below.

Directors are elected by a plurality of the votes cast at the Annual Meeting. The two nominees receiving the highest number of “FOR” votes will be elected. Abstentions and “broker non-votes” will have no effect on the outcome of the election of directors at the Annual Meeting.

Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Mssrs. Dugan and Milano to the Board of Directors at the Annual Meeting, unless otherwise marked on the card. If any Vanda director nominee becomes unavailable for election as a result of an unexpected occurrence, shares represented by proxy will be voted for the election of a substitute nominee designated by our current Board of Directors, unless otherwise marked on the card. Mr. Dugan and Mr. Milano, Vanda’s two director nominees, have each agreed to serve as a director if elected. We have no reason to believe that either Vanda nominee will be unable to serve if elected.

Nominees for Election as Class II Directors at the Annual Meeting

This year’s nominees for election to the Board of Directors as our Class II directors to serve for a term of three years expiring at the 2014 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of April 20, 2011 is set forth below. Each of the nominees have agreed to serve as a director if elected, and we have no reason to believe that either nominee will be unable to serve if elected.

Name	Age	Positions and Offices Held with Company	Director Since

Richard W. Dugan	69	Director	2005
Vincent J. Milano	47	Director	2010

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our Board of Directors to determine that the nominees should serve as one of our directors.

Richard W. Dugan served as a Partner with Ernst & Young, LLP from 1976 to September 2002, where he served in a variety of managing and senior partner positions, including Mid-Atlantic Area Senior Partner from 2001 to 2002, Mid-Atlantic Area Managing Partner from 1989 to 2001 and Pittsburgh Office Managing Partner from 1979 to 1989. Mr. Dugan retired from Ernst & Young, LLP in September 2002. Mr. Dugan previously served as a director of two publicly traded pharmaceutical companies, Middlebrook Pharmaceuticals, Inc. and Critical Therapeutics, Inc., and a privately-owned pharmaceutical company, Xanthus Pharmaceuticals. Mr. Dugan holds a B.S.B.A. from Pennsylvania State University. We believe that Mr. Dugan’s qualifications to sit on our Board of Directors include his more than 25 years as a Partner with Ernst & Young, LLP, his long history with the Company, his status as a financial expert under The Sarbanes-Oxley Act of 2002 and his experience on other public company boards.

Other public directorships held by Mr. Dugan within the past five years:  Middlebrook Pharmaceuticals, Inc. (formerly known as Advancis Pharmaceutical Corporation) and Critical Therapeutics, Inc.

Vincent J. Milano has served as President and Chief Executive Officer of ViroPharma Incorporated since March 2008. Mr. Milano served as Chief Operating Officer from January 2006 to March 2008, and as Vice

President, Chief Financial Officer of ViroPharma from November 1997 to March 2008. Mr. Milano also previously served as Vice President, Finance & Administration, Treasurer, and as Executive Director, Finance & Administration of ViroPharma. Prior to joining ViroPharma, Mr. Milano was with KPMG LLP, independent certified public accountants, where he was a Senior Manager from 1991 to 1996. Mr. Milano received his Bachelor of Science degree in Accounting from Rider College. We believe that Mr. Milano’s qualifications to sit on our Board of Directors include his executive experience in the pharmaceutical business, his knowledge of finance and accounting, and his experience on other public company boards.

Other public directorships held by Mr. Milano within the past five years:  ViroPharma Incorporated, VerticalNet, Inc.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE THE PROXY
CARD “FOR” THE ELECTION OF RICHARD W. DUGAN AND VINCENT J. MILANO.

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our Board of Directors to determine that the directors should serve as one of our directors. The age of each director as of April 20, 2011 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since

Argeris N. Karabelas, Ph.D.	58	Director	2003
Mihael H. Polymeropoulos, M.D.	51	Director, President, Chief Executive Officer	2003
Steven K. Galson, M.D.	54	Director	2010
Howard H. Pien	53	Director, Chairman of the Board	2007
H. Thomas Watkins	58	Director	2006

Class II Directors (Terms Expire in 2012)

Argeris N. Karabelas, Ph.D. co-founded Vanda with Dr. Polymeropoulos in 2003. Dr. Karabelas served as the Chairman of the Board from 2003 to December 2010. Dr. Karabelas has served as a Partner of Care Capital, LLC since 2001. Prior to his tenure at Care Capital, Dr. Karabelas was the Founder and Chairman of the Novartis BioVenture Fund, from July 2000 to December 2001. From 1998 to 2000, he served as Head of Healthcare and CEO of Worldwide Pharmaceuticals for Novartis. Prior to joining Novartis, Dr. Karabelas was Executive Vice President of SmithKline Beecham (now part of GlaxoSmithKline) responsible for U.S. operations, European operations, Regulatory, and Strategic Marketing, from 1981 to 1998. In addition to the public directorships held by Dr. Karabelas as set forth below, he is a director of Inotek Pharmaceuticals Corporation and Chairman of Cyreniac, Inc. Dr. Karabelas holds a Ph.D. in Pharmacokinetics from the Massachusetts College of Pharmacy. We believe that Dr. Karabelas’ qualifications to sit on our Board of Directors include his experience as a venture capitalist investing in and advising pharmaceutical companies, his executive experience in the pharmaceutical business, his knowledge of regulatory matters, his long history with the Company and his experience on other public company boards.

Other public directorships held by Dr. Karabelas within the past five years:  Skye Pharma, plc, Human Genome Sciences, Inc. (Chairman), NitroMed, Inc. and Minster, plc.

Mihael H. Polymeropoulos, M.D. co-founded Vanda with Dr. Karabelas and has served as President, Chief Executive Officer and a Director since May of 2003. Prior to joining Vanda, Dr. Polymeropoulos was Vice President and Head of the Pharmacogenetics Department at Novartis AG from 1998 to 2003. Prior to his tenure at Novartis, he served as Chief of the Gene Mapping Section, Laboratory of Genetic Disease Research, National Human Genome Research Institute, from 1992 to 1998. Dr. Polymeropoulos is the co-founder of the Integrated Molecular Analysis of Genome Expression (IMAGE) Consortium. Dr. Polymeropoulos holds a degree in Medicine from the University of Patras. We believe that Dr. Polymeropoulos’ qualifications to sit on our Board of Directors include his executive experience at Novartis, his expertise in the fields of psychology and pharmacogenetics, his extensive knowledge of central nervous system disorders and his long history with the Company.

Other public directorships held by Dr. Polymeropoulos within the past five years:  None.

Steven K. Galson, M.D. is the Senior Vice President for Global Regulatory Affairs at Amgen, a biopharmaceuticals company. Prior to Amgen, Dr. Galson was Senior Vice President for Civilian Health Operations at Science Applications International Corporation (“SAIC”), a scientific, engineering and technology applications company. Prior to joining SAIC, Dr. Galson was the Acting U.S. Surgeon General. Prior to that, Dr. Galson was the Director of the Food and Drug Administration’s Center for Drug Evaluation and Research. Dr. Galson also held executive positions in the U.S. Environmental Protection Agency, U.S. Department of Energy and the Centers for Disease Control and Prevention’s National Institute for Occupational Safety and Health. Dr. Galson received his Bachelor of Science degree in biochemistry from the State University of New York at Stony Brook, his Doctor of Medicine degree from the

Mt. Sinai School of Medicine and his Master of Public Health degree from the Harvard School of Public Health. We believe that Dr. Galson’s qualifications to sit on our Board include his experiences as the Acting U.S. Surgeon General and Deputy Director and Director of the Food and Drug Administration’s Center for Drug Evaluation and Research, as well as his degrees in medicine and public health and board certification in general preventative medicine, public health and occupational medicine.

Other public directorships held by Dr. Galson within the past five years:  None.

Class III Directors (Terms Expire in 2013)

Howard H. Pien has served as Chairman of the Board since December 2010. Mr. Pien served as President and Chief Executive Officer and a director of Medarex, Inc from June 2007 until it was acquired by Bristol-Myers Squibb Co. in September, 2009. Prior to his tenure at Medarex, Mr. Pien served as President and Chief Executive Officer of Chiron Corporation until April 2006 when it was acquired by Novartis. He joined Chiron from GlaxoSmithKline (formerly SmithKline Beecham), where he served as President, Pharmaceuticals for SmithKline Beecham and later as President of GlaxoSmithKline’s International Pharmaceuticals business. Mr. Pien has also held positions in sales, market research, licensing and product management at Abbott Laboratories and Merck & Co. Mr. Pien currently serves as a director of ViroPharma Inc. and Immunogen Inc., both public companies engaged in drug development as well as Ikaria, a private company engaged in life sciences. Mr. Pien previously served on the boards of Oakland Children’s Hospital, Chiron, and Medarex. Mr. Pien earned a B.S. from the Massachusetts Institute of Technology and an M.B.A. from Carnegie-Mellon University. We believe that Mr. Pien’s qualifications to sit on our Board of Directors include his executive experience in the pharmaceutical business, his knowledge of product licensing and management, his business degree and his experience on other public company boards.

Other public directorships held by Mr. Pien within the past five years:  Chiron Corporation, Medarex, ViroPharma Incorporated and ImmunoGen, Inc.

H. Thomas Watkins has served as the President and Chief Executive Officer of Human Genome Sciences, Inc. and as a member of its Board of Directors since 2005. Prior to his tenure at Human Genome Sciences Inc., Mr. Watkins served as President of TAP Pharmaceutical Products, Inc. Mr. Watkins previously held a series of executive positions over the course of nearly twenty years with Abbott Laboratories. Mr. Watkins also serves on the Board of Directors of the Biotechnology Industry Organization (BIO). He holds a B.B.A. from the College of William and Mary and an M.B.A from the University of Chicago Graduate School of Business. We believe that Mr. Watkins’ qualifications to sit on our Board of Directors include his executive experience in the pharmaceutical business, his experience with late-stage product development, his knowledge of in-licensing and other partnering strategies, his business degree and his experience on other public company boards.

Other public directorships held by Mr. Watkins within the past five years:  Human Genome Sciences, Inc.

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under Nasdaq listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that all of our directors are independent directors within the meaning of applicable Nasdaq listing standards, except for Dr. Mihael H. Polymeropoulos, our Chief Executive Officer.

Information Regarding the Board of Directors and its Committees

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Pien, Chairman of the Board of Directors, presides over these executive sessions. Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Vanda Pharmaceuticals Inc. at 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850, Attn: Secretary. The Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairman of a committee of the Board of Directors or a particular director, as appropriate.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. The following table provides membership and meeting information for each of the Board committees during 2010:

			Number of Meetings
Committee	Chairman	Members	in 2010

Audit Committee	Richard W. Dugan	David Ramsay(1) Howard H. Pien(2) Brian K. Halak, Ph.D.(3) Vincent J. Milano(4)	12
Compensation Committee	Argeris N. Karabelas, Ph.D.	Howard H. Pien H. Thomas Watkins	7
Nominating/Corporate Governance Committee	Brian K. Halak, Ph.D.(3) Richard W. Dugan(5)	Argeris N. Karabelas, Ph.D. H. Thomas Watkins	8

(1)	Resigned as a member of the Board of Directors and Audit Committee effective as of January 7, 2010.

(2)	Appointed as a member of the Audit Committee effective as of January 7, 2010.

(3)	Resigned as a member of the Board of Directors, Audit Committee and Nominating/Corporate Governance Committee effective as of April 21, 2010.

(4)	Elected as a member of the Board of Directors and Audit Committee effective as of April 21, 2010.

(5)	Appointed to serve as Chairman of the Nominating/Corporate Governance Committee effective as of April 21, 2010.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation and Nominating/Corporate Governance Committees meets applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors oversees the quality and integrity of the Company’s financial statements and other financial information provided to the Company’s stockholders, the retention and performance of the Company’s independent accountants, the effectiveness of the Company’s internal controls and disclosure controls, and the Company’s compliance with ethics policies and SEC and related regulatory requirements. For these purposes, the Audit Committee, among other duties and powers, (1) approves audit fees for, and appoints and reviews the performance of, the Company’s independent accountants, (2) reviews reports prepared by management, and attested by the Company’s independent accountants with respect to the financial statements contained therein, assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under the rules of the SEC, (3) reviews the Company’s annual and quarterly reports, and associated consolidated financial statements, with management and the independent accountants prior to the first public release of the Company’s financial results for such year or quarter, (4) reviews with external counsel any legal matters that could have a significant impact on the Company’s financial statements, (5) establishes and maintains procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and business conduct or ethics violations, and (6) reviews the Company’s compliance with its Code of Business Conduct and Ethics. Our Audit Committee charter can be found in the corporate governance section of our corporate website at www.vandapharma.com. Three directors comprised the Audit Committee in 2010: Mr. Dugan (the Chairman of the Audit Committee), Dr. Halak (from January 1, 2010 until his resignation April 21, 2010), Mr. Ramsay (from January 1, 2010 until his resignation January 7, 2010), Mr. Pien (beginning on January 7, 2010) and Mr. Milano (beginning on April 21, 2010). The Audit Committee met twelve (12) times during 2010.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Exchange Act).

Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves the design of, assesses the effectiveness of, and administers executive compensation programs, including the Incentive Plan. For these purposes, the Compensation Committee, among other duties and powers, (1) reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other Company executives, (2) reviews and approves the terms of offer letters, employment agreements, severance agreements, change-in-control agreements, and other material agreements between the Company and its executive officers, (3) approves material changes to the Company’s 401(k) plan and oversees its implementation, (4) reviews and approves the Compensation Discussion and Analysis included in this Proxy Statement, and (5) conducts reviews of executive officer succession planning. Our Compensation Committee charter can be found in the corporate governance section of our website at www.vandapharma.com. Three directors comprise the Compensation Committee of the Board of Directors: Dr. Karabelas (the Chairman of the Compensation Committee), Mr. Pien and Mr. Watkins. The Compensation Committee met seven (7) times during 2010.

The Board of Directors has determined that all members of the Compensation Committee are independent (as independence is currently defined in the Nasdaq listing standards). In addition each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Dr. Polymeropoulos, our Chief Executive Officer, does not participate in the determination of his own compensation or the compensation of directors. However, Dr. Polymeropoulos does make recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

The Compensation Committee retained Towers Watson (at that time known as Towers Perrin, with the change in name to Towers Watson a result of a merger in January 2010 with Watson Wyatt), a well-known consulting firm specializing in executive compensation, as its independent compensation consultant in November 2006 and continued to use the firm’s services through 2010. In December 2009 and 2010, Towers Watson presented a new executive compensation report to the Compensation Committee. Towers Watson provided the Compensation Committee with data about the compensation paid by our peer group of companies and other employers who compete with the Company for executives, updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and was available to advise the Compensation Committee regarding all of its responsibilities. The consultant serves at the pleasure of the Compensation Committee rather than the Company, and the consultant’s fees are approved by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee identifies, evaluates and recommends nominees to our Board of Directors and committees of our Board of Directors, conducts searches for appropriate directors, and evaluates the performance of our Board of Directors and of individual directors. Our Nominating/Corporate Governance Committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board of Directors concerning corporate governance matters. Our Nominating/Corporate Governance Committee charter can be found in the corporate governance section of our corporate website at www.vandapharma.com. Three directors comprised the Nominating/Corporate Governance Committee in 2010: Dr. Halak (the Chairman of the Nominating/Governance Committee until his resignation on April 21, 2010), Mr. Dugan (the Chairman of the Nominating/Governance Committee following the resignation of Dr. Halak), Dr. Karabelas and Mr. Watkins. The Nominating/Corporate Governance Committee met eight (8) times during 2010. Effective upon the resignation of Dr. Halak as a member of the Board of Directors and Nominating/Corporate Governance Committee as of April 21, 2010, Mr. Dugan was appointed to serve as the Chairman of the Nominating/Corporate Governance Committee.

The Board of Directors has determined that all members of the Nominating/Corporate Governance Committee are independent (as independence is currently defined in the Nasdaq listing standards).

The Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of the Company’s industry. The Nominating/Corporate Governance Committee also considers other factors it deems appropriate, including, but not limited to:

•	the candidate’s relevant expertise and experience upon which to offer advice and guidance to management,

•	the candidate having sufficient time to devote to the affairs of the Company;

•	the candidate having a proven track record in his or her field;

•	the candidate’s ability to exercise sound business judgment;

•	the candidate’s commitment to vigorously represent the long-term interests of our stockholders;

•	whether or not a conflict of interest exists between the candidate and our business;

•	whether the candidate would be considered independent under applicable Nasdaq and SEC standards;

•	the current composition of the Board of Directors; and

•	the operating requirements of the Company.

In conducting this assessment, the committee considers diversity, age, skills, and such other factors as it deems appropriate given the then-current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. While diversity and variety of experiences and viewpoints represented on the

Board of Directors should always be considered, the Nominating/Corporate Governance Committee believes that a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity.

In the case of incumbent directors whose terms of office are set to expire, the Nominating/Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

When there is a vacancy on the Board of Directors, the Nominating/Corporate Governance committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems it appropriate, a professional search firm. The Nominating/Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating/Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board of Directors or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company pursuant to the terms and conditions of our bylaws. The stockholder recommendation must, among other things, set forth

•	for each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected;

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (2) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner and a representation that the stockholder will notify the Company in writing of the class and number of such shares owned beneficially and of record as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (3) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees and (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase or decrease the voting power or pecuniary or economic interest of such stockholder with respect to stock of the Company;

•	any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company and a representation that the stockholder will notify the Company in writing of any such Derivative Instrument in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	a description of any agreement, arrangement or understanding with respect to the proposal of business between or among such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing and a representation that the stockholder will notify the Company in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

•	any other information that is required to be provided by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder in such stockholder’s capacity as a proponent of a stockholder proposal.

In addition, our bylaws require that the stockholder recommendation shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director (1) the name, age, business address and residence address of the person; (2) the principal occupation or employment of the person; (3) the class, series and number of shares of capital stock of the Company that are owned beneficially and of record by the person; (4) a statement as to the person’s citizenship; (5) the completed and signed representation and agreement described above; (6) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act; (7) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (8) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the Company.

We believe that each of our directors and nominees brings a strong background and set of skills to our Board of Directors, giving the Board of Directors, as a whole, an appropriate balance of the knowledge, experience, attributes, skills and expertise. In addition, six of our seven directors are independent under Nasdaq standards (Dr. Polymeropoulos, our Chief Executive Officer, being the only exception as he is an employee) and our Nominating/Corporate Governance Committee believes that all seven directors are independent of the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of our stockholders as a whole. We believe that our directors have a broad range of personal characteristics including leadership, management, pharmaceutical, business, marketing and financial experience and abilities to act with integrity, with sound judgment and collegially, to consider strategic proposals, to assist with the development of our strategic plan and oversee its implementation, to oversee our risk management efforts and executive compensation and to provide leadership, to commit the requisite time for preparation and attendance at board and committee meetings and to provide required expertise on our board committees. As described above, the Nominating/Corporate Governance Committee has recommended the members of our Board of Directors for their directorships. In evaluating such directors, our Nominating/Corporate Governance Committee has reviewed the experience, qualifications, attributes and skills of our directors and nominees, including those identified in the biographical information set forth above in the section entitled “Election of Directors”. The Nominating/Corporate Governance Committee believes that the members of our Board of Directors offer insightful and creative views and solutions with respect to issues facing the Company. In addition, the Nominating/Corporate Governance Committee also believes that the members of our Board of Directors function well together as a group. The Nominating/Corporate Governance Committee believes that the above-mentioned attributes and qualifications, along with the leadership skills and other experiences of the members of the Board of Directors described in further detail above under the section entitled “Election of Directors”, provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

Separation of CEO and Chairman Roles

Our Board of Directors separates the positions of Chairman of the Board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. The Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. We believe that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time.

Meetings of the Board of Directors

The Board of Directors met ten (10) times during 2010. Each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he served, held during the period for which he was a director or committee member.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Secretary, Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850. Each such communication should set forth (1) the name and address of such stockholder, as they appear on the Company’s books and, if the shares of the Company’s stock are held by a nominee, the name and address of the beneficial owner of such shares, and (2) the number of shares of the Company’s stock that are owned of record by such record holder and beneficially by such beneficial owner. The Secretary will review all communications from stockholders, but may, in his sole discretion, disregard any communication that he believes is not related to the duties and responsibilities of the Board of Directors. If deemed an appropriate communication, the Secretary will submit a stockholder communication to a chairman of a committee of the Board of Directors, or a particular director, as appropriate.

Code of Business Conduct and Ethics

The Company has adopted the Vanda Pharmaceuticals Inc. Code of Business Conduct and Ethics that applies to all directors, officers and employees. The Company has also adopted an additional Code of Ethics for its Chief Executive Officer and Senior Financial Officers. Both of these codes are available at our website at www.vandapharma.com. If the Company makes any substantive amendments to either of these codes or grants any waiver from a provision of either code to any applicable executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors provides oversight to address the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each committee of our Board of Directors also oversees the management of the Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Senior Vice President, Chief Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its oversight role, our Audit Committee meets privately with representatives from our independent registered public accounting firm and our Senior Vice President, Chief Financial Officer.

The oversight of risk within the Company is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes within the Company. The Board of Directors encourages management to continue to drive this evolution.

Employee Compensation Risks

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Compensation Committee reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Compensation Committee has determined that, for all employees, our Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company.

Compensation of Directors

On December 19, 2005, our Board of Directors adopted a compensation program for outside directors. Pursuant to this program, each member of our Board of Directors who is not our employee receives a $25,000 annual fee as well as $2,500 for each board meeting attended in person ($1,250 for meetings attended by telephone). The Chairman of the Board of Directors receives an additional annual fee of $10,000, and the chairman of each committee of the Board of Directors receives an additional annual fee of $2,000. Each director receives $1,000 for each meeting of any committee of the Board of Directors attended in person or by telephone other than committee meetings that are held concurrently with a Board of Directors meeting.

Under the director compensation program adopted on December 19, 2005, each member of our Board of Directors who is not our employee and who is elected after December 19, 2005 initially receives an option to purchase 35,000 shares of our common stock upon election, and each member of our Board of Directors who is not our employee will also receive, upon the conclusion of each annual meeting of our stockholders, an option to purchase 15,000 shares of our common stock. The stock option granted upon election vests and becomes exercisable in equal monthly installments over a period of four years from the date of the grant, except that in the event of a change in control or a director’s death or disability, the option will accelerate and become immediately exercisable. Each annual stock option vests and becomes exercisable in equal monthly installments over a period of one year from the date of grant, except that in the event of a change in control or a director’s death or disability, the option will accelerate and become immediately exercisable. All of these options have an exercise price equal to the fair market value of our common stock on the date of the grant.

In November 2007, Towers Perrin (now Towers Watson, as a result of a merger in January 2010 with Watson Wyatt) reviewed our director compensation program and did not recommend any changes to the program. The Board has not made any changes to our director compensation program since its adoption.

2010 Director Compensation

The following table shows the compensation earned by each of our non-officer directors for the year ended December 31, 2010:

	Fees earned or paid
Name	in cash ($)	Option awards ($)(1)	Total ($)

Richard W. Dugan	$56,000	$69,353	$125,352.50
Steven K. Galson, Ph.D.(2)	$27,083	$139,430	$166,512.50
Brian K. Halak, Ph.D.(3)(4)	$41,250	$0	$41,250.00
Argeris N. Karabelas, Ph.D.(3)	$60,250	$69,353	$129,602.50
Vincent J. Milano(5)	$42,000	$240,615	$282,614.50
Howard H. Pien (Chairman)	$51,000	$69,353	$120,352.50
David Ramsay(6)	$—	$—	$—
H. Thomas Watkins	$45,250	$69,353	$114,602.50

(1)	Reflects the aggregate grant date fair value of stock awards granted during the fiscal year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)	Dr. Galson was elected to the Board of Directors effective as of July 1, 2010.

(3)	Fees earned by Dr. Karabelas and Dr. Halak were paid to the management companies of the venture capital funds affiliated with these directors.

(4)	Dr. Halak resigned as a member of the Board of Directors effective as of April 21, 2010.

(5)	Mr. Milano was elected to the Board of Directors effective as of April 21, 2010.

(6)	Mr. Ramsay resigned as a member of the Board of Directors effective as of January 7, 2010.

The following table describes the options that we have granted to our non-employee directors that were outstanding as of December 31, 2010:

					Aggregate
					Number of
					Options
		Number of	Exercise	Grant Date	Outstanding
	Date of	Options	Price	Fair Value	as of
Name	Grant	Granted	per Share	per share(1)	December 31, 2010

Richard W. Dugan	December 28, 2005	10,574	$4.73	$14.23
	May 16, 2007	15,000	$19.59	$13.50
	May 8, 2008	15,000	$4.98	$3.16
	August 27, 2009	15,000	$14.78	$9.32
	June 3, 2010	15,000	$7.38	$4.62	70,574	(2)
Steven K. Galson, Ph.D.	July 1, 2010	35,000	$6.41	$3.98	35,000	(3)
Brian K. Halak, Ph.D.(4)	May 16, 2007	15,000	$19.59	$13.50
	May 8, 2008	15,000	$4.98	$3.16
	August 27, 2009	15,000	$14.78	$9.32	0	(5)
Argeris N. Karabelas, Ph.D.	May 16, 2007	15,000	$19.59	$13.50
	May 8, 2008	15,000	$4.98	$3.16
	August 27, 2009	15,000	$14.78	$9.32
	June 3, 2010	15,000	$7.38	$4.62	60,000	(6)
Vincent J. Milano	April 21, 2010	35,000	$10.89	$6.87	35,000	(7)
Howard H. Pien	December 5, 2006	2,500	$15.35	$14.57
	June 5, 2007	35,000	$21.39	$14.57
	May 8, 2008	15,000	$4.98	$3.16
	August 27, 2009	15,000	$14.78	$9.32
	June 3, 2010	15,000	$7.38	$4.62	82,500	(8)
David Ramsay(9)	May 16, 2007	15,000	$19.59	$13.50
	May 8, 2008	15,000	$4.98	$3.16
	August 27, 2009	15,000	$14.78	$9.32	0	(10)
H. Thomas Watkins	September 8, 2006	35,000	$9.40	$6.08
	May 16, 2007	15,000	$19.59	$13.50
	May 8, 2008	15,000	$4.98	$3.16
	August 27, 2009	15,000	$14.78	$9.32
	June 3, 2010	15,000	$7.38	$4.62	95,000	(11)

(1)	This column reflects the grant date fair value for options awarded to each director during the year ended December 31, 2010 and outstanding as of December 31, 2010, calculated in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). See the note to our audit consolidated financial statements under the caption “Accounting for stock-based compensation” included in our Annual Report on Form 10-K for a discussion of assumptions made by the Company in determining the grant date fair value and compensation costs of our equity awards.

(2)	63,073 options were vested as of December 31, 2010.

(3)	3,645 options were vested as of December 31, 2010.

(4)	Dr. Halak resigned from the Board of Directors effective as of April 21, 2010.

(5)	All vested and unexercised options expired on July 21, 2010.

(6)	52,499 options were vested as of December 31, 2010.

(7)	5,833 options were vested as of December 31, 2010.

(8)	70,623 options were vested as of December 31, 2010.

(9)	Mr. Ramsay resigned from the Board of Directors effective as of January 7, 2010.

(10)	All vested and unexercised options expired on April 7, 2010.

(11)	87,499 options were vested as of December 31, 2010.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2011, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements and has attested to the effectiveness of our internal control over financial reporting since we commenced operations in March 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or laws require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee of our Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

In order for Proposal 2 to pass, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 2. Abstentions and broker non-votes will be counted towards a quorum, however, they will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to Vanda for the years ended December 31, 2010, and December 31, 2009, by PricewaterhouseCoopers LLP, our principal accountant.

	Year Ended December 31,
	2010	2009

Audit fees(1)	$420,963	$281,371
Audit-related fees	—	—
Tax fees(2)	69,255	85,364
All other fees(3)	3,000	3,000

Total fees	$493,218	$369,735

(1)	The fees billed or incurred by PricewaterhouseCoopers LLP for professional services rendered in connection with the annual audit of our consolidated financial statements and the effectiveness of internal control over financial reporting for the years ending December 31, 2010 and 2009 include the review of quarterly financial statements included in our quarterly reports on Form 10-Q and the consents issued for our registration statements. The increase in the audit fees in 2010 from 2009 is partially due to additional work arising from the private letter ruling received from the Internal Revenue Service and certain related tax code provisions.

(2)	Tax fees for 2010 include $49,255 for an analysis of our net operating loss limitations under Section 382 of the Code and $20,000 for the preparation of federal and state tax returns. Tax fees for 2009 include $47,590 for an analysis of our net operating loss limitations under Section 382 of the Code, $20,000 for the preparation of federal and state tax returns, $5,574 for the preparation of the tax return for Singapore and $12,200 for a study related to Section 280G of the Code.

(3)	All other fees of $3,000 include the subscription fee for two users for access to PricewaterhouseCoopers’ Comperio (an on-line tool for authoritative financial reporting and assurance literature).

All fees described above were pre-approved by the Audit Committee in accordance with the requirements of Regulation S-X under the Exchange Act.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of PricewaterhouseCoopers LLP or on an individual case-by-case basis before PricewaterhouseCoopers LLP is engaged to provide a service. The Audit Committee has determined that the rendering of tax-related services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence for audit purposes. PricewaterhouseCoopers LLP has not been engaged to perform any non-audit services other than tax-related services.

YOUR BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE IN FAVOR OF PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE1

The Audit Committee of the Board of Directors consisted in 2010 of the three non-employee directors named below. The Board of Directors annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members (including the requirements of Exchange Act Rule 10A-3) and has determined that each member of the Audit Committee meets that standard. Mr. Dugan serves as an audit committee financial expert in accordance with applicable SEC regulations.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our consolidated financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter, which the Board of Directors has adopted and which the Audit Committee reviews and approves on an annual basis.

Our management is responsible for preparing our consolidated financial statements and our financial reporting process. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent integrated audit of our consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States and attesting to the effectiveness of our internal control over financial reporting.

The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of the Company and “Management’s Report on Internal Control over Financial Reporting” in Item 9A included in our Annual Report on Form 10-K for the year ended December 31, 2010 (the “10-K”).

The Audit Committee has also reviewed and discussed with PricewaterhouseCoopers LLP the audited consolidated financial statements in the 10-K, including the report issued by PricewaterhouseCoopers LLP on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement of Accounting Standards 61, as amended (Codification of Statements on Auditing Standards AU 380 and as adopted by the Public Accounting Oversight Board (“PCAOB”), in Rule 3200T, including the quality, not just the acceptability of the accounting principles, the reasonableness of significant adjustments, and the clarity of the disclosures in the financial statements. Additionally, PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526 “Communication with Audit Committees concerning independence” as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with PricewaterhouseCoopers LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for year ended December 31, 2010 for filing with the United States Securities and Exchange Commission. We have selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2011, and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

Submitted by the following members of the Audit Committee:

Richard W. Dugan, Chairman
Vincent J. Milano2
Howard H. Pien3

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Vanda under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
2 Vincent J. Milano was elected to the Board of Directors and appointed to serve as a member of the Audit Committee effective upon Dr. Halak’s resignation as a member of the Board of Directors and the Audit Committee as of April 21, 2010.
3 Howard H. Pien was appointed to serve as a member of the Audit Committee effective upon the resignation of David Ramsay as a director of the Company and member of the Audit Committee on January 7, 2010.

EXECUTIVE OFFICERS

The names of the current executive officers of Vanda and certain information about each of them as of April 20, 2011, are set forth below:

Executive Officers

Mihael H. Polymeropoulos, M.D. — For biographical information, see “Proposal 1: Election of Directors — Continuing Directors Not Standing for Election.”

John J. Feeney III, M.D., age 56, has served as Vanda’s Chief Medical Officer since March of 2010. Dr. Feeney served as Vanda’s Acting Chief Medical Officer from January of 2099 to March of 2010 and served as our Senior Medical Officer from November 2007 until January of 2009. Prior to joining Vanda, Dr. Feeney was the Acting Deputy Director in the Division of Neurology Products at the FDA. During his 16 years at the FDA, Dr. Feeney served in various roles, including Medical Officer in the Division of Neuropharmacological Drug Products and Neurology Team Leader. Prior to joining the FDA, Dr. Feeney practiced general neurology in both military and civilian settings. Dr. Feeney holds a B.S. in biology from the University of California at San Diego and an M.D. from Georgetown Medical School. Dr. Feeney is board certified in neurology.

James P. Kelly, age 45, has served as Vanda’s Senior Vice President, Chief Financial Officer, Secretary and Treasurer since December of 2010. Mr. Kelly brings more than 18 years of experience in financial and operating roles within the healthcare and pharmaceutical industry. Prior to joining Vanda, Mr. Kelly was Vice President and Controller at MedImmune, a biotechnology subsidiary of the AstraZeneca Group. Mr. Kelly joined MedImmune in 2006 as Director of Sales and Marketing Finance. From 2000 through 2005, Mr. Kelly was at Biogen Idec serving in research and development finance roles of increasing responsibility, most recently as the Director of Planning and Operations. From 1997-2000, Mr. Kelly was a member of the corporate finance team at Aetna Inc. which was responsible for mergers and acquisitions and treasury management. Mr. Kelly began his life sciences career in 1991 with Janssen Pharmaceutical, a division of Johnson & Johnson. Mr. Kelly is a CFA charterholder and a member of the Association of Bioscience Financial Officers (ABFO). He received his Master of Business Administration degree from Cornell University and his Bachelor of Sciences degree in Business Administration from the University of Vermont.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of April 20, 2011, by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all current executive officers and directors as a group.

The table below is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through April 20, 2011.

Percentage of shares beneficially owned is based on 28,103,441 shares of common stock outstanding as of April 20, 2011.

For purposes of the table below, we deem shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 20, 2011 and common stock subject to restricted stock unit awards (RSUs) that will vest within 60 days of April 20, 2011 to be outstanding and to be beneficially owned by the person holding the options, warrants or RSUs for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

		Percentage of
	Number of shares	shares beneficially
Name and address of beneficial owner(1)	beneficially owned	owned

5% Stockholders (other than our executive officers and directors)
Wells Fargo and Company(2) 420 Montgomery Street San Francisco, CA 94104	3,389,623	12.06%
TIAA CREF Investment Management, LLC(3) 730 Third Avenue New York, NY 10017-3206	2,965,489	10.55%
OppenheimerFunds, Inc.(4) Two World Financial Center 225 Liberty Street New York, NY 10281	2,288,228	8.14%
BlackRock, Inc.(5) 40 East 52nd Street New York, NY 10022	1,735,597	6.18%
Named Executive Officers and Directors
Mihael H. Polymeropoulos, M.D.(6)	1,955,815	6.96%
John J. Feeney, M.D.(7)	100,374	*
H. Thomas Watkins(8)	95,000	*
Howard H. Pien(9)	82,500	*
Richard W. Dugan(10)	70,574	*
Argeris N. Karabelas, Ph.D.(11)	60,000	*
Vincent J. Milano(12)	9,479	*
Steven K. Galson, M.D.(13)	8,020	*
William D. “Chip” Clark(14)	5,100	*
Stephanie R. Irish(15)	2,249	*
James P. Kelly(16)	0	*
All current directors and executive officers as a group (9 persons) (17)	2,389,111	8.50%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Vanda Pharmaceuticals Inc., 9605 Medical Center Drive, Suite 300, Rockville, Maryland 20850.

(2)	Based on Schedule 13G/A filed on January 20, 2011 by Wells Fargo and Company, this amount represents 3,389,623 shares beneficially owned by Wells Fargo and Company and the following subsidiaries of Wells Fargo and Company: Wells Capital Management Incorporated, Wells Fargo Investments, LLC, Wells Fargo Bank, N.A., Peregrine Capital Management, Inc. and Wells Fargo Funds Management, LLC.

(3)	Based on Schedule 13G/A filed on February 11, 2011 by TIAA CREF Investment Management, LLC, this amount represents 2,956,489 shares beneficially owned by TIAA-CREF Investment Management. TIAA-CREF Investment Management, LLC (“Investment Management”) is the investment adviser to the College Retirement Equities Fund (“CREF”), a registered investment company, and may be deemed to be a beneficial owner of 1,984,148 shares of the Company’s common stock owned by CREF. Teachers Advisors, Inc. (“Advisors”) is the investment adviser to three registered investment companies, TIAA-CREF Funds (“Funds”), TIAA-CREF Life Funds (“Life Funds”), and TIAA Separate Account VA-1 (“VA-1”), and may be deemed to be a beneficial owner of 981,341 shares of the Company’s common stock owned separately by Funds, Life Funds, and VA-1. Each of Investment Management and Advisors expressly disclaims beneficial ownership of the other’s securities holdings and each disclaims that it is a member of a “group” with the other.

(4)	Based on Schedule 13G filed on February 10, 2011 by OppenheimerFunds, Inc., this amount represents 2,288,288 shares beneficially owned by OppenheimerFunds, Inc., including such shares held by Oppenheimer Quest Opportunity Value Fund.

(5)	Based on Schedule 13G/A filed on February 9, 2011 by BlackRock, Inc., this amount represents 1,735,597 shares held of record by BlackRock, Inc., including such shares held by BlackRock, Inc. subsidiaries BlackRock Japan Co. Ltd, BlackRock Institutional Trust Company, BlackRock Fund Advisors, BlackRock Advisors, LLC and BlackRock Investment Management, LLC.

(6)	Includes 1,557,065 shares subject to options exercisable within 60 days of April 20, 2011. Excludes 402,083 shares subject to options that are not exercisable within 60 days of April 20, 2011 and 106,250 shares of common stock underlying RSUs that shall not vest within 60 days of April 20, 2011.

(7)	Includes 95,859 shares subject to options exercisable within 60 days of April 20, 2011. Excludes 147,424 shares subject to options that are not exercisable within 60 days of April 20, 2011 and 41,250 shares of common stock underlying RSUs that shall not vest within 60 days of April 20, 2011.

(8)	Includes 95,000 shares subject to options exercisable within 60 days of April 20, 2011.

(9)	Includes 82,500 shares subject to options exercisable within 60 days of April 20, 2011.

(10)	Includes 70,574 shares subject to options exercisable within 60 days of April 20, 2011.

(11)	Includes 60,000 shares subject to options exercisable within 60 days of April 20, 2011.

(12)	Includes 9,479 shares subject to options exercisable within 60 days of April 20, 2011. Excludes 25,521 shares subject to options that are not exercisable within 60 days of April 20, 2011.

(13)	Includes 8,020 shares subject to options exercisable within 60 days of April 20, 2011. Excludes 26,980 shares subject to options that are not exercisable within 60 days of April 20, 2011.

(14)	Mr. Clark resigned as an officer and employee of the Company as of March 26, 2010.

(15)	Ms. Irish resigned as an officer and employee of the Company as of August 6, 2010.

(16)	Excludes 150,000 shares subject to options that are not exercisable within 60 days of April 20, 2011 and 50,000 shares of common stock underlying RSUs that shall not vest within 60 days of April 20, 2011.

(17)	Includes 1,978,497 shares subject to options exercisable within 60 days of April 20, 2011 held by our current executive officers and directors. Excludes 752,008 shares subject to options that are not exercisable within 60 days of April 20, 2011 and 197,500 shares of common stock underlying RSUs that shall not vest within 60 days of April 20, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2010, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation decisions related to fiscal year 2010 and the most important factors relevant to an analysis of these decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers who are named in the “Summary Compensation Table,” referred to herein as our “named executive officers,” and places in perspective the data presented in the tables and other quantitative information that follows this section. As a result of the constant evolution and highly competitive nature of the biopharmaceutical industry, we have designed a compensation program that is focused on attracting, motivating and retaining high-quality experts necessary to achieve and implement our goal of establishing a leading biopharmaceutical company focused on developing and commercializing products for central nervous system disorders.

Executive Summary

The following provides a brief overview of the more detailed disclosure set forth in this Compensation Discussion and Analysis.

•	2010 was an important year in the Company’s history with numerous milestones having been achieved, including the January 2010 U.S. commercial launch of Fanapt® by our partner, our first profitable year and the advancement of tasimelteon in Phase 3 studies.

•	The Compensation Committee of our Board of Directors reviews and approves the design of, assesses the effectiveness of, and administers our executive compensation programs.

•	The objective of our executive compensation program is to recruit, retain and motivate highly qualified executives who possess diverse skills and talents that can help us achieve our short and long-term goals and strategies.

•	We have traditionally provided our named executive officers with the following types of compensation: salary, a yearly cash incentive bonus, stock awards and certain severance and change of control benefits.

•	In December 2009, our Compensation Committee, as part of its annual review of our compensation programs, determined to increase the base salaries of our named executive officers for 2010 then serving in office by an average of approximately 3.5% to 4.0%.

•	Our executive team changed substantially during fiscal 2010, with William D. “Chip” Clark, our former Chief Business Officer, and Stephanie R. Irish, our former Acting Chief Financial Officer, resigning from their positions with the Company effective in March and August, respectively. Additionally, in March, we appointed John J. Feeney III, M.D., who had been serving as Acting Chief Medical Officer, as our Chief Medical Officer.

•	In December 2010, in connection with its annual review, our Compensation Committee granted options to purchase common stock and approved RSUs to each of our named executive officers who were employed by the Company at the time. In addition, we hired James P. Kelly as our Senior Vice President, Chief Financial Officer and, in connection with the commencement of his employment in December, he was granted an option to purchase shares of our Common Stock and awarded RSUs.

•	Each of our named executive officers employed by the Company at the end of 2010 other than Mr. Kelly was paid an annual cash incentive bonus based on the Company’s accomplishments and their respective individual contributions to the Company in 2010.

Objectives of Compensation Program

Our executive compensation program is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations.

Compensation Components

As is the case with most companies of our size in the biopharmaceutical industry, our executive compensation program has four primary components — salary, a yearly cash incentive bonus, stock awards and certain cash and equity award vesting acceleration benefits in the event of an executive’s involuntary termination without cause.

•	Base Salary. We fix the base salary of each of our executives at a level we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the base salaries paid by similarly situated companies in the field of biotechnology and the base salaries of other public companies with which we believe we compete for talent.

•	Cash Incentive Bonus. We provide an annual cash incentive bonus that is based upon the achievement of performance goals established by our Compensation Committee. This cash bonus program is designed to focus our executives on achieving key clinical, regulatory, operational, strategic and/or financial objectives within a yearly time horizon, as described in more detail below.

•	Stock Options and Restricted Stock Units. We use stock options and RSUs to reward long-term performance. These equity awards are intended to provide significant incentive value for each executive if the Company’s performance is outstanding and the executive remains with the Company, and align executive pay with long-term stockholder interests.

•	Termination-Related Benefits. We have entered into agreements with each of our executives under which they are provided with certain benefits in event their employment is terminated without cause, including following a change in control of the Company. We provide these benefits to help keep members of our management focused on the Company’s business and strategic plan even if they eventually face the distraction of potential employment termination or acquisition of the Company.

We view our four primary components of our executive compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part on our view of internal equity and consistency, individual performance and other information we deem relevant. However, we believe that, as is common in the biotechnology sector, stock awards are the primary motivator in attracting and retaining executives, and that salary and cash incentive bonuses are secondary considerations. As such, our Compensation Committee historically has provided our named executive officers with additional equity awards rather than substantial increases in their respective cash compensation. Except as described in the preceding sentence and below, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-and short-term compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the small size of our executive team and the need to tailor each executive’s award to retain and motivate that executive.

In addition to the primary components of compensation described above, we provide our named executive officers with benefits that are generally available to our salaried employees. These benefits include health and medical benefits, flexible spending plans, matching 401(k) contributions and group life and disability insurance.

Compensation Procedures

Our Compensation Committee’s current intent is to perform annually a strategic review of our named executive officers’ cash compensation and share and option holdings to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other companies. Our Compensation Committee’s most recent review occurred in December 2010. This review is described in more detail below. Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also our President and Chief Executive Officer and, from time to time, our former Chief Business Officer and former Acting Chief Financial Officer, prior to their respective resignations, and our Senior Vice President, Chief Financial Officer following his hiring. The Compensation Committee also regularly meets in executive session without any of our officers or other employees present. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our President and Chief Executive Officer), the Compensation Committee typically considers the recommendations of our President and Chief Executive Officer.

Our Compensation Committee has the authority under its charter to select and retain, and is directly responsible for the appointment, compensation and oversight of, compensation consultants or any other third party it retains to assist in the evaluation of director and officer compensation as well as any other compensation matters. Our Compensation Committee has engaged Towers Watson (formerly known as Towers Perrin), a well-known consulting firm specializing in executive compensation, as its independent compensation consultant. Prior to 2010 and during 2010, Towers Watson reviewed and advised on all principal aspects of our executive compensation program and performed the following services:

•	conducted a competitive assessment of the Company’s current executive compensation arrangements, including analyzing peer group proxy statements, compensation survey data, and other publicly available data;

•	provided recommendations regarding the composition of the Company’s peer group; and

•	reviewed and advised on total compensation, including base salaries, and short- and long-term incentives, including stock awards.

Our Compensation Committee considers these analyses as one factor in making decisions with respect to compensation matters along with information it receives from management and its own judgment and experience.

We do not have any program, plan or obligation that requires us to grant equity compensation to any executive on specified dates. The authority to make equity grants to executive officers rests with our Compensation Committee, although, as noted above, the Compensation Committee does consider the recommendations of our President and Chief Executive Officer in setting the compensation of our other executives, as well as the recommendations of the other members of our Board of Directors.

Peer Group

In order to accomplish the objective of providing competitive total compensation, the Compensation Committee, in consultation with Towers Watson, annually compares our executive compensation program, including base salary, total cash compensation and equity awards, with compensation paid by a peer group of biopharmaceutical companies recommended by Towers Watson and approved by our Compensation Committee. In identifying a peer group for us in late 2009 for purposes of providing data which was used by our Compensation Committee in connection with the establishment of our 2010 compensation levels, Towers Watson considered such factors as stage of product development and commercialization, market capitalization, revenue, cash balance, product pipeline, employee headcount, strength of commercial partnerships and competition for executive talent. The following 16 organizations were identified as our peer group companies:

Acorda Therapeutics, Inc.	Oncothyreon Inc.
Acura Pharmaceuticals, Inc.	Onyx Pharmaceuticals, Inc.
BioCryst Pharmaceuticals, Inc.	Progenics Pharmaceuticals, Inc.
Cubist Pharmaceuticals, Inc.	SciClone Pharmaceuticals, Inc.
Cypress Bioscience Inc.	Targacept, Inc.
Immunomedics, Inc.	Theravance, Inc.
InterMune, Inc.	ViroPharma Incorporated
Medivation, Inc.	XenoPort, Inc.

There was no change in our peer group from the companies used by our Compensation Committee to help establish our 2009 compensation levels. Following its review of the compensation data included in the 2009 peer group report obtained in late 2009, the Compensation Committee observed that our executive officers’ total cash compensation (i.e., salary and cash incentive bonuses) was at or below the 25th percentile of executives with similar roles at the peer group companies, a result largely due to the fact that the Company did not pay any cash incentive bonuses in 2009 for 2008 performance, and that, with the exception of our former Chief Business Officer whose expected equity holdings was near the median of the peer group data, the expected value of our executives’ equity holdings were generally above the 75th percentile. The peer group data indicated that our named executive officers’ total direct compensation was at or near the 75th percentile, except in the case of our former Chief Business Officer, whose total direct compensation fell between the 25th and 50th percentiles of the data. While the Compensation Committee had not targeted these particular results, it considered them to be generally consistent with the Company’s philosophy of conserving cash pending achievement of significant product-related milestones while providing long-term equity incentives with significant upside potential.

As it makes decisions with respect to compensation for individual executive officers and for the Company’s compensation programs in general, the Compensation Committee relies upon the peer group data to understand where the Company’s compensation practices fall relative to its competitors, to identify individual officers whose compensation seems out of step with other Company officers or similar officers at peer group companies, and as a way of staying current with market practices. To date, the Compensation Committee has not specifically benchmarked or targeted a particular level of compensation with respect to total compensation or to any individual component of compensation and the objective peer group market data is one of the numerous factors the Compensation Committee uses to assist its decision making process.

Base Salary

In December 2009, in connection with its annual compensation review, our Compensation Committee reviewed the peer group and market data presented by Towers Watson. Based on, among other factors, the data provided by Towers Watson, the significant corporate achievements of the Company in 2009, including the U.S. Food and Drug Administration’s approval of our new drug application for Fanapt® in May 2009 and our subsequent amended and restated sublicense agreement with Novartis, the Compensation Committee determined to increase by 3.5% to 4.0% the base salaries of our executive officers for 2010. Although the Compensation Committee was not targeting a specific percentile of the base salary of the peer group, the Compensation Committee chose to apply an increase percentage that was slightly higher than a typical cost of living adjustment because it concluded that allowing total cash compensation to remain at a level at or below the 25th percentile of the peer group was not appropriate in light of the milestones achieved during 2010. The 2009 and 2010 base salaries of our named executive officers employed by the Company as of December 2009 are set forth below:

		2009 Base	2010 Base	Percentage
Name	Title	Salary	Salary	Increase

Mihael H. Polymeropoulos, M.D.	President and Chief Executive Officer	$442,000	$460,000	4.0%
Stephanie R. Irish	former Acting Chief Financial Officer and Treasurer(1)	$200,000	$207,000	3.5%
William D. “Chip” Clark	former Senior Vice President, Chief Business Officer and Secretary(2)	$312,000	$323,000	3.5%
John J. Feeney III, M.D.	Chief Medical Officer(3)	$270,000	$280,000	3.7%

(1)	Resigned effective as of August 16, 2010.

(2)	Resigned effective as of March 26, 2010.

(3)	On March 24, 2010, Dr. Feeney’s title was changed from Acting Chief Medical Officer to Chief Medical Officer. There was no change to Dr. Feeney’s compensatory arrangements in connection with his change in title.

In December 2010, James P. Kelly entered into an employment agreement with Company to be our Senior Vice President, Chief Financial Officer, Treasurer and Secretary. The employment agreement was negotiated by the Company’s management in consultation with and subject to the approval of the Compensation Committee. Under his employment agreement, the Company agreed to pay Mr. Kelly a base salary of $285,000 annually, subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time.

In December 2010, in connection with its annual compensation review, our Compensation Committee reviewed updated peer group and market data contained in a Towers Watson report and discussed with our Chief Executive Officer the Company’s and each executive officer’s performance during 2010 and his recommendation regarding the Company’s executive officers (other than himself). The peer group analyzed by Towers Watson was the same as the peer group used in December 2009 in connection with the establishment of our 2010 compensation levels. Based on the foregoing, the Compensation Committee determined to increase the 2011 base salary of Dr. Polymeropoulos and Dr. Feeney to $485,000 and $310,000, respectively. The Compensation Committee did not make any adjustments to Mr. Kelly’s base salary for 2011 given that his compensation was negotiated as part of his employment agreement in late 2010.

Cash Incentive Bonuses

The target levels of annual cash incentive bonuses for our executives were initially established as part of their respective individual employment agreements. Each of these employment agreements provides that the executive will receive a cash incentive bonus determined in the discretion of our Board of Directors, with a target bonus amount specified for that executive based on individualized objective and subjective criteria. These criteria are established by the Compensation Committee on an annual basis, and include specific objectives relating to the achievement of clinical, regulatory, business and/or financial milestones. For 2010, the corporate goals included assisting Novartis with its commercial launch of Fanapt® in the U.S. during the first quarter of 2010, the furtherance of our clinical program for tasimelteon and pursuing partnership or other commercial opportunities for Fanapt® outside the U.S. and Canada. In addition, the Compensation Committee specified certain individual 2010 objectives for our Chief Executive Officer and Chief Medical Officer. The 2010 individual objectives for our Chief Executive Officer included the following financial, product development, Fanapt® commercialization, business development and personnel goals:

Financial Goals:	Determine our ability to utilize our net operating loss carryforwards and tax credit carryforwards; ensure required reports are filed on a timely basis in accordance with SEC rules and regulations; minimize the Company’s cash burn and maintain compliance with 2010 budget approved by the Board of Directors; and support analyst and investor relations.

Product Development:	Establish clinical development plan for tasimelteon; initiate Phase III clinical studies of tasimelteon in Non-24-Hour Sleep/Wake Disorder (N24HSWD) in blind individuals without light perception, and pursue regulatory approval of Fanapt® outside the U.S. and Canada.

Fanapt® Commercialization:	Monitor and assist Novartis in commercial and reimbursement strategy through the Joint Steering Committee (JSC) established following the effective date of the amended and restated sublicense agreement with Novartis; and work with Novartis to initiate Fanapt® depot formulation clinical trials.

Business Development:	Establish and present a business development strategy to the Board of Directors; and continue to evaluate potential strategic transactions.

Personnel:	Hire a permanent Chief Financial Officer; identify potential marketing and sales consultants; and strengthen clinical term according to plan approved by the Board of Directors.

The 2010 individual objectives for our Chief Medical Officer included the following business development, product development, personnel and commercialization goals:

Business Development:	Evaluation potential strategic transactions and support due diligence efforts; and review and define clinical opportunities for potential in-license product candidates.

Product Development:	Establish clinical path for orphan indication of tasimelteon; prepare for initiation of efficacy and open-label safety study of tasimelteon; support Novartis’ commercialization of Fanapt® in the U.S. and participate on JSC; and work with Novartis to initiate Fanapt® depot formulation clinical trials.

Personnel:	Communicate corporate objectives and company goals to personnel reporting to Chief Medical Officer; and assist staffing efforts to adequately support development plans.

Commercialization:	Develop and present to a developmental and commercialization plan for tasimelteon to the Board of Directors; and investigate potential commercial opportunities for Fanapt® outside the U.S. and Canada.

In December 2009 when it undertook its review of our executive compensation arrangements, the Compensation Committee decided to increase the target bonus percentage for each named executive officer employed by the Company at such time by 10% of their respective base salaries so that for 2010 our Chief Executive Officer’s target bonus percentage was 50% of base salary and each of our other named executive officers had a target bonus percentage equal to 35% of base salary. This decision, along with the modest increases in base salary described above, was made based on, among other factors, the achievements of the Company in 2009 and a review of the total cash compensation of executives at our peer group companies. The Compensation Committee considered the peer group data but did not target a specific percentile when making its decision. Mr. Kelly’s employment agreement provides that he will be eligible for an annual target bonus equal to 40% of his annual base salary.

At the end or following the conclusion of each fiscal year, the Compensation Committee evaluates the performance of each of our executives with respect to the attainment of the Company’s corporate objectives and their individual objectives to determine the actual amount of their cash incentive bonuses. The actual amount awarded is based on the discretion of the Compensation Committee based on each executive’s level of performance and historically the actual amount awarded has been between 0 and 2 times the target bonus. Based on the Company’s 2010 performance and the accomplishments of the Company and our named executive officers during the year, the Compensation Committee determined to award our Chief Executive Officer an annual cash bonus that was approximately 1.7 times his target bonus and our Chief Medical Officer an annual cash bonus that was approximately 1.2 times his target bonus. The bonus awards were substantially above target due to the fact that the Chief Executive Officer and Chief Medical Officer satisfied their individual 2010 objectives in a manner that exceeded the expectations of the Compensation Committee and the various Company milestones achieved in 2010, including without limitation the January 2010 U.S. commercial launch of Fanapt® by our partner, our first profitable year and the advancement of tasimelteon in Phase 3 studies, and the receipt of a private letter ruling from the IRS which was generally consistent with the Company’s previously stated tax position regarding our ability to offset a portion of our 2010 taxable income with our full net operating loss carryforwards. Our former Chief Business Officer and former Acting Chief Financial Officer were not awarded an annual cash incentive bonus in 2010 due to their respective resignations. As a result, and as further described in the Summary Compensation Table that follows this Compensation Discussion and Analysis, in December 2010 our Chief Executive Officer was awarded a cash bonus equal to 85% of his 2010 base salary, and our Chief Medical Officer was awarded a cash bonuses equal to 42% of his 2010 base salary. Mr. Kelly was not awarded any cash incentive bonus for 2010 because he joined us at the end of the year.

In December 2010 when it undertook its review of our executive compensation arrangements, the Compensation Committee determined not to change the target bonus percentage for any of our named executive officer employed by the Company as of the end of 2010.

Equity Compensation

Since our initial public offering on April 12, 2006, we have made option grants and awarded RSUs to our executive officers. We have granted additional equity compensation awards to our executive officers when the

Compensation Committee determines it appropriate to do so and do not have a practice of making routine periodic award grants.

On December 17, 2009, the Compensation Committee awarded RSUs to the named executive officers employed by the Company at such time as set forth in the table below to be granted on January 1, 2010. Each RSU vests in equal annual installments over four years beginning January 1, 2011, provided that the executive remains employed with us. These awards were granted to provide significant incentives for these executives to achieve additional Company milestones, including, among other things, the further development of tasimelteon, supporting the commercial launch of Fanapt® in the U.S. by Novartis and the pursuit of foreign regulatory approvals for Fanapt®.

Number of shares
underlying
January 1, 2010
Name	RSU award

Mihael H. Polymeropoulos, M.D.	75,000
Stephanie R. Irish	30,000
William D. “Chip” Clark	30,000
John J. Feeney III, M.D.	30,000

On November 9, 2010, effective as of December 13, 2010, in connection with his commencement of employment, the Compensation Committee (i) granted Mr. Kelly an option to purchase 150,000 shares of the Company’s common stock at an exercise price equal to $8.27, the closing price per share of the Company’s common stock on the Nasdaq Global Market on December 13, 2010 and (ii) awarded Mr. Kelly a RSU covering 50,000 shares of the Company’s common stock. The option will become exercisable with respect to 25% of the shares after 12 months of continuous service with the Company, with the balance becoming exercisable in equal monthly installments over the next 36 months of continuous service thereafter. The RSUs vest with respect to 25% of the shares on January 1, 2012, and an additional 25% on January 1 of each of the next three years, provided that Mr. Kelly has remained in continuous service with the Company on each applicable vesting date. Mr. Kelly did not receive an additional option grants or RSUs in 2010.

On December 16, 2010, the Compensation Committee awarded RSUs and granted options to purchase shares of the Company’s common stock with an exercise price of $8.75 per share, the closing price of the Company’s common stock on the grant date to the Company’s named executive officers employed as of such time, other than Mr. Kelly, as set forth in the table below. Each RSU vests in equal annual installments over four years beginning January 1, 2012, provided that the executive remains employed with us. Each option becomes exercisable in equal monthly installments over four years, as the executive completes each additional month of continuous service with the Company after December 16, 2010. These awards were granted to provide incentives for these executives to achieve additional Company milestones, including, among other things, continuing the clinical development of tasimelteon and the pursuit of foreign regulatory approval and commercialization of Fanapt®.

	Number of shares	Number of shares
	underlying RSU	underlying option
Name	awards	grant

Mihael H. Polymeropoulos, M.D.	50,000	150,000
John J. Feeney III, M.D.	18,750	56,250

With respect to the options granted during the course of 2010, the Compensation Committee determined the number of option shares to grant based upon its conclusion in the judgment of its members of the appropriate number of shares that were commensurate with the level of corporate achievements in 2010, the individual contributions made in connection with these achievements and the level of additional long-term incentives required to retain and motivate our executive team. In addition, the Compensation Committee attempted to ensure that each named executive officer had a sufficient amount of unvested awards to properly motivate them to remain with the Company and achieve the Company’s long term goals. The Compensation Committee reviewed the peer group data but did not target any particular percentile in reaching these determinations.

Severance and Change in Control Benefits

Each of our executives has a provision in his employment agreement with the Company providing for certain severance benefits in the event of termination without cause, as well as a provision that provides for the acceleration of certain of his then unvested options in the event of termination without cause following a change in control of the Company. In addition, Dr. Polymeropoulos is entitled to certain tax benefits upon a change in control of the Company pursuant to a tax indemnity agreement entered into in 2007 and amended in 2010. These severance and acceleration provisions are described in the “— Employment Agreements” section below, and certain estimates of these severance and change in control benefits are provided in “— Estimated Payments and Benefits Upon Termination” below. No material changes were made to these benefits in 2010 with respect to Dr. Polymeropoulos, Mr. Clark, Dr. Feeney or Ms. Irish.

Other Benefits

Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees. There were no special benefits or perquisites provided to any executive officer in 2010. The Company provides matching contributions of up to 50% to the first 6% contribution of each employee’s 401(k) contribution per pay period.

Tax and Accounting Matters

We account for the equity compensation expense for our employees under FASB ASC Topic 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense is not material to our financial position. We structure cash incentive bonus compensation so that it is taxable to our employees at the time it becomes available to them. In 2010 the annual non-performance based compensation of Dr. Polymeropoulos, our President and Chief Executive Officer, exceeded $1 million and approximately $667,397 was not deductible by the Company. Our option grants are designed to be exempt from the $1 million limit. While the deductibility of executive compensation by the Company is a factor considered by the Compensation Committee in designing our compensation programs and making individual compensation decisions, it is only one of several factors that are considered and the Compensation Committee reserves the right to award from time to time compensation amounts that are or may not be fully deductible.

Policies Regarding Recovery of Incentive Awards

We expect to implement a clawback policy in fiscal 2011 in accordance with the requirements of the Dodd-Frank Act and the regulations that will issue under that Act. We elected to wait until the SEC issues guidance about the proper form of a clawback policy in order to ensure that we implement a fully compliant policy at one time, rather than implementing a policy this year that may require amendment after the SEC regulations are released.

Compensation Committee Report4

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Compensation Committee:

Argeris N. Karabelas, Ph.D. (Chairman)
Howard H. Pien
H. Thomas Watkins

4 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Vanda under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2010 Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to Vanda’s “principal executive officer,” “principal financial officer”, Vanda’s two other executive officers and two additional individuals whom but for the fact that such individuals were not serving as our executive officers as of December 31, 2010 would have been one of our three most highly compensated executive officers (together, our “named executive officers”) for the years ended December 31, 2008, 2009 and 2010:

			Stock		Option	Non-Equity	All other
		Salary	awards		awards	incentive plan	compensation		Total
Name and principal position	Year	($)	($)(1)		($)(1)	compensation ($)(2)	($)		($)

Mihael H. Polymeropoulos, M.D.	2010	461,147	1,312,750		818,775	391,000	7,350	(4)	2,991,022
President and Chief Executive	2009	442,645	—		3,150,785	530,400	7,350	(4)	4,131,180
Officer	2008	442,000	42,750	(3)	927,100	—	6,900	(4)	1,418,750
James P. Kelly(5)	2010	15,163	413,500		773,865	—	—		1,202,528
Senior Vice President, Chief	2009	—	—		—	—	—		—
Financial Officer, Treasurer and Secretary	2008	—	—		—	—	—		—
John J. Feeney III, M.D.(6)	2010	281,273	514,163		307,041	117,600	7,350	(4)	1,227,426
Chief Medical Officer	2009	250,714	—		1,220,676	162,000	7,350	(4)	1,640,740
	2008	—	—		—	—	—		—
Stephanie R. Irish(7)	2010	137,469	350,100	(8)	—	—	4,124	(4)	491,693
former Acting Chief Financial	2009	182,974	—		1,220,676	120,000	5,391	(4)	1,529,041
Officer, Treasurer and Secretary	2008	—	—		—	—	—		—
William D. “Chip” Clark(9)	2010	90,252	350,100	(10)	—	—	2,708	(4)	443,060
former Senior Vice President,	2009	312,455	—		1,062,122	187,200	7,350	(4)	1,569,127
Chief Business Officer and Secretary	2008	312,000	14,250	(3)	445,008	—	6,900	(4)	778,158

(1)	Reflects the aggregate grant date fair value of stock awards granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)	Represents bonuses paid under our cash incentive bonus program.

(3)	Reflects the aggregate grant date fair value of stock awards granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. The restricted stock units granted in 2008 had two components: a performance condition pursuant to which 50% of the RSUs vested on May 6, 2009 following approval by the FDA of the NDA for Fanapt®, and a service condition pursuant to which the remaining 50% vested on December 31, 2009. The value disclosed in the table above reflects the most probable condition of the award, which was the service condition. The maximum value of the award at the grant date assuming the highest level of performance was $85,500 for Dr. Polymeropoulos and $28,500 for Mr. Clark.

(4)	Includes contributions made by the Company to match executives’ respective 401(k) plan contributions.

(5)	Mr. Kelly’s employment with the Company commenced on December 13, 2010.

(6)	Dr. Feeney was appointed the Company’s Chief Medical Officer on March 26, 2010 and previously served as Acting Chief Medical Officer from January 9, 2009 until such appointment.

(7)	Ms. Irish resigned as an officer and employee of the Company as of August 6, 2011.

(8)	Upon her resignation in August 2010, Ms. Irish forfeited this award.

(9)	Mr. Clark resigned as an officer and employee of the Company as of March 26, 2011.

(10)	Upon his resignation in March 2010, Mr. Clark forfeited this award.

2010 Grants of Plan-Based Awards

The following table sets forth each plan-based award granted to the Company’s named executive officers during the year ended December 31, 2010.

					All other		All other
					stock		option		Grant
					awards:		awards:	Exercise	date fair
					number		number of	of base	value of
					of shares		securities	price of	stock and
		Estimated future payouts under non-			of stock		Underlying	option	option
		equity incentive plan awards			or units		options	awards	awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	(#)		(#)	($/Sh)	($)(1)

Mihael H. Polymeropoulos, M.D.		(8)	230,000	(9)
	1/1/2010				75,000	(2)			875,250
	12/16/2010				50,000	(3)			437,500
	12/16/2010						150,000 (4)	$8.75	818,775
James P. Kelly	12/13/2010				50,000	(3)		$8.27	413,500
	12/13/2010						150,000 (5)		773,865
John J. Feeney III, M.D.		(8)	98,000	(9)
	1/1/2010				30,000	(2)			350,100
	12/16/2010				18,750	(3)			164,063
	12/16/2010						56,250 (4)	$8.75	307,041
Stephanie R. Irish		(8)	72,450	(9)
	1/1/2010				30,000	(2)(6)			350,100
William D. “Chip” Clark		(8)	113,050	(9)
	1/1/2010				30,000	(2)(7)			350,100

(1)	Represents the fair value of each stock option grant or RSU as of the date it was granted in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. These amounts do not represent the actual amounts paid to or realized by the executive for these awards.

(2)	Time-based RSU that vests in equal annual installments over four years beginning on January 1, 2011, provided that the executive remains employed by the Company as of the applicable vesting date.

(3)	Time-based RSU that vests in equal annual installments over four years beginning on January 1, 2012, provided that the executive remains employed by the Company as of the applicable vesting date.

(4)	Option vests in equal monthly installments over four years as the executive completes each month of continuous service with the Company after December 16, 2010.

(5)	Option vests with respect to 25% of the underlying shares after Mr. Kelly completes 12 months of continuous service with the Company after December 13, 2010, with the balance vesting in equal monthly installments over the next 36 months of continuous service thereafter.

(6)	Upon her resignation in August 2010, Ms. Irish forfeited this award.

(7)	Upon his resignation in March 2010, Mr. Clark forfeited this award.

(8)	No threshold amount is included because the plan does not provide for a minimum non-zero payout amount.

(9)	The plan does not provide for a maximum amount based on achievement of performance goals.

All options listed above may be subject to acceleration upon the occurrence of certain events per the terms of the executive officer’s employment agreement as described under “Employment Agreements” below.

Outstanding Equity Awards at 2010 Year-End

The following table sets forth information regarding each unexercised option and unvested RSUs held by each of our named executive officers as of December 31, 2010.

						Stock awards
	Option awards							Market value
	Number of	Number of				Number of		of shares
	securities	securities				shares or		or units
	underlying	underlying				units of		of stock
	unexercised	unexercised		Option	Option	stock that		that have
	options (#)	options (#)		exercise	expiration	have not		not vested
Name	exercisable	unexercisable		price ($)	date	vested (#)		($)(1)

Mihael H. Polymeropoulos, M.D.	48,154	—		0.33	02/10/2015
	395,621	—		0.33	09/28/2015
	190,373	—		4.73	12/29/2015
	489,584	10,416	(2)	30.65	01/30/2017
	182,292	67,708	(2)	5.76	01/03/2018
	98,958	151,042	(2)	12.55	05/21/2019
	43,750	131,250	(2)	10.65	12/16/2019
	—	150,000	(2)	8.75	12/16/2020
						75,000	(3)	709,500
						50,000	(4)	473,000
James P. Kelly	—	150,000	(5)	8.27	12/13/2020	50,000	(4)	473,000
John J. Feeney III, M.D.	5,833	4,584	(6)	8.73	11/28/17	—		—
	339	339	(2)	5.76	01/03/18	—		—
	4,375	6,563	(6)	1.02	09/18/18	—		—
	37,604	57,396	(2)	12.55	05/21/19	—		—
	17,500	52,500	(2)	10.65	12/16/19	—		—
	—	56,250	(2)	8.75	12/16/20	—		—
						30,000	(3)	283,800
						18,750	(4)	177,375
Stephanie R. Irish(7)	—	—		—	—	—		—
William D. “Chip” Clark(8)	—	—		—	—	—		—

(1)	Based on a per share price of $9.46, which was the closing price per share of our common stock on the last business day of the 2010 fiscal year (December 31, 2010).

(2)	The option vests with respect to 1/48th of the total number of shares granted for each month of continuous service of the Company completed by the executive following the date of grant.

(3)	Time-based RSU that vests in equal annual installments over four years beginning on January 1, 2011, provided that the executive remains employed by the Company as of the applicable vesting date.

(4)	Time-based RSU that vests in equal annual installments over four years beginning on January 1, 2012, provided that the executive remains employed by the Company as of the applicable vesting date.

(5)	Option vests with respect to 25% of the underlying shares after Mr. Kelly completes 12 months of continuous service with the Company after December 13, 2010, with the balance vesting in equal monthly installments over the next 36 months of continuous service thereafter.

(6)	The option became exercisable with respect to the first 25% of the shares subject to the option when the optionee completed twelve (12) months of continuous service with the Company or a subsidiary of the Company from the vesting commencement date and an additional 2.08334% of the Shares subject to the option for each month of continuous service thereafter.

(7)	Ms. Irish resigned as an officer and employee of the Company as of August 6, 2010. Each of Ms. Irish’s unvested RSUs were forfeited upon her resignation and each of her vested but unexercised options expired on November 6, 2010.

(8)	Mr. Clark resigned as an officer and employee of the Company as of March 26, 2010. Each of Mr. Clark’s unvested RSUs were forfeited upon his resignation and each of his vested but unexercised options expired on June 26, 2010.

All options listed above may be subject to acceleration upon the occurrence of certain events per the terms of the executive officer’s employment agreement as described under “Employment Agreements” below.

2010 Option Exercises and Stock Vested

The following table shows the number of shares acquired upon option exercise and stock award vesting for each named executive officer during the year ended December 31, 2010.

	Option Awards		Stock Awards
	Number of
	shares		Number of
	acquired on		shares	Value
	exercise of	Value realized	acquired on	realized on
	options	on exercise	vesting	Vesting
Name	(#)	($)	(#)(1)	($)

Mihael H. Polymeropoulos, M.D.	—	—	— (2)	—	(2)
James P. Kelly	—	—	—	—
John J. Feeney III, M.D.	—	—	— (2)	—	(2)
Stephanie R. Irish	29,415	114,294	— (2)	—	(2)
William D. “Chip” Clark	104,907	160,687	— (2)	—	(2)

(1)	No RSUs held by the named executive officers vested during the year ended December 31, 2010. However, the actual settlement of certain RSUs which vested on December 31, 2009 occurred on February 18, 2010 pursuant to their terms.

(2)	Upon settlement of the RSUs that vested on December 31, 2009, the named executive officers received the number of shares and realized the value set forth in the table below based on the $10.87 closing price per share of our common stock on February 18, 2010. These amounts do not represent the actual amounts paid to or realized by the executive for these awards.

	Number of
	shares
	acquired on	Value realized
	settlement	on settlement
Name	(#)	($)

Mihael H. Polymeropoulos, M.D.	75,000	815,250
James P. Kelly	—	—
John J. Feeney III, M.D.	20,000	217,400
Stephanie R. Irish	20,000	217,400
William D. “Chip” Clark	25,000	271,750

Employment Agreements

We entered into offer letters or employment agreements with each of Mihael H. Polymeropoulos, M.D., our President and Chief Executive Officer, James P. Kelly, our Senior Vice President, Chief Financial Officer, Secretary and Treasurer, John J. Feeney III, M.D., our Chief Medical Officer, Stephanie R. Irish, our former Acting Chief Financial Officer, Secretary and Treasurer and William D. “Chip” Clark, our former Senior Vice President, Chief Business Officer and Secretary.

Mihael Polymeropoulos, M.D.  We entered into an employment agreement in February 2005, which was amended and restated effective December 16, 2008 and amended on December 16, 2010, with Dr. Polymeropoulos, which provides for an annual base salary of not less than $362,250 and the possibility of an annual target cash incentive bonus amount equal to 40% of his annual base salary upon achievement of certain performance goals (Dr. Polymeropoulos’ current base salary for 2011 is $485,000 and his target bonus amount was increased to 50% of his annual base salary by the Compensation Committee in December 2009). If Dr. Polymeropoulos’ employment is terminated without cause, he becomes permanently disabled, or he terminates his employment for good reason, he will receive the following severance benefits following his employment termination: (1) a cash payment of his monthly base salary for 12 months, payable in accordance with the Company’s standard payroll procedures; (2) payment of his monthly COBRA health insurance premiums for up to 12 months; and (3) a bonus, payable in a lump sum, in an amount equal to the greater of the most recent target cash incentive bonus or the average target cash incentive bonus awarded for the prior three years. In addition, if, following a change in control, Dr. Polymeropoulos is terminated without cause, or he terminates his employment for good reason, he will become vested in 100% of his then unvested shares, options and RSUs. The employment agreement provides that, other than in connection with a change in control, in the event that Dr. Polymeropoulos’s employment is terminated by the Company for any reason other than Cause or Permanent Disability (each as defined therein) the vested portion of his options is determined by adding three months to his service and his stock options will be exercisable for six months after such termination. In addition to the benefits provided in his employment agreement, the Company entered into a tax indemnity agreement with Dr. Polymeropoulos in November of 2007 that provides certain benefits to him in the event of a change in control of the Company, as described below in “— Severance and Change in Control Arrangements.”

James P. Kelly.  In connection with his hiring, we entered into an employment agreement in December 2010 with Mr. Kelly, which provides for an annual base salary of not less than $285,000 and the possibility of an annual target cash incentive bonus amount equal to 40% of his annual base salary upon achievement of certain performance criteria. If the Company terminates Mr. Kelly’s employment for any reason other than cause or permanent disability, or if he terminates his employment within six months after the occurrence of condition constituting good reason, Mr. Kelly will receive the following severance benefits following termination: (1) a cash payment of his monthly base salary for 12 months (the “Continuation Period”), payable in accordance with the Company’s standard payroll procedures, (2) an amount equal to his annual target bonus, payable in a lump sum, (3) payment of his monthly COBRA health insurance premiums until the earliest of (a) the close of the Continuation Period, (b) the expiration of his continuation coverage under COBRA and (c) the date when he is offered substantially equivalent health insurance coverage in connection with new employment or self-employment, and (4) an additional three months of vesting under all options held by him and all such options shall be exercisable for six months following his termination. In addition, if the Company is subject to a change of control before Mr. Kelly’s service with the Company terminates, and within 24 months thereafter Mr. Kelly is terminated without cause or if Mr. Kelly terminates his employment for Good Reason (as defined therein), he will become vested in all of his then unvested options and RSUs.

John J. Feeney III, M.D.  We entered into an employment agreement in May 2009, which was amended effective December 16, 2010, with Dr. Feeney, which provides for an annual base salary of not less than $270,000 and the possibility of an annual target cash incentive bonus amount equal to 25% of his annual base salary upon achievement of certain performance criteria (Dr. Feeney’s current base salary for 2011 is $310,000 and his target bonus amount was increased to 35% of his annual base salary by the Compensation Committee in December 2009). If Dr. Feeney’s employment is terminated without cause, he becomes permanently disabled, or he terminates his employment for good reason, he will receive the following severance benefits following his employment termination: (1) a cash payment of his monthly base salary for 12 months, payable in accordance with the Company’s standard payroll procedures; (2) payment of his monthly COBRA health insurance premiums for up to 12 months; (3) an amount equal to his annual target bonus at the rate in effect at the time of the termination, payable in a lump sum. In addition, if, following a change in control, Dr. Feeney is terminated without cause, or he terminates his employment for good reason, within 24 months of such change in control, he will become vested in all of the shares underlying his options granted pursuant to his employment agreement. The employment agreement also provides that, other than in connection with a change in control, in the event that Dr. Feeney’s employment is terminated by the Company for any reason other than Cause or Permanent Disability (each as defined therein) the vested portion of his options is determined by adding three months to his service and his stock options will be exercisable for six months after such termination.

Stephanie R. Irish.  We entered into an employment agreement in May 2009 with Ms. Irish, which contained terms substantially similar to those included in the employment agreements of our other executive officers. Ms. Irish resigned as an officer and employee of the Company as of August 6, 2010.

William D. “Chip” Clark.  We entered into an employment agreement in February 2005 with Mr. Clark, which was amended and restated as of November 4, 2008 and further amended and restated as of December 16, 2008, which contained terms substantially similar to those included in the employment agreements of our other executive officers. Mr. Clark resigned as an officer and employee of the Company as of March 26, 2010.

In the employment agreements referenced above, “Cause” means:

(a) An unauthorized use or disclosure by the executive of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company

(b) A material breach by the executive of any agreements between the Executive and the Company;

(c) A material failure by the executive to comply with the Company’s written policies or rules;

(d) The executive’s conviction of, or plea of “guilty or “no contest” to a felony under the laws of the United States or ant State thereof;

(e) The executive’s gross negligence or willful misconduct; or

(f) A continuing failure by the executive to perform assigned duties after receiving written notification of such failure from the Board;

Except with respect to the employment agreements between the Company and each of Dr. Feeney and Mr. Kelly, wherein “Cause” also includes:

(g) A failure by the executive to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the executive’s cooperation.

In the employment agreements referenced above, “Good Reason” means: (i) a change in the executive’s position with the Company that materially reduces his level of authority or responsibility, (ii) a material reduction in his base compensation or (iii) receipt of notice that his principal workplace will be relocated by more than 30 miles. A condition shall not be considered “Good Reason” unless the executive gives the Company written notice of such condition within 90 days after the initial existence of such condition and Company fails to remedy such condition within 30 days after receiving the executive’s written notice, except with respect to the agreement between the Company and Dr. Polymeropoulos, wherein “Good Reason” shall mean any of the following events: (i) Dr. Polymeropoulos’ receipt of notice that his principal workplace will be relocated more than 30 miles; (ii) a reduction in Dr. Polymeropoulos’ base salary by more than 10%, unless pursuant to a Company-wide reduction affecting all employees proportionately; or (iii) a change in Dr. Polymeropoulos’ position with the Company that materially reduces his level of authority or responsibility (including without limitation failure to nominate him as a directory of the Company). A condition shall not be considered “Good Reason” unless the applicable executive gives the Company written notice of such condition within 90 days after such condition comes into existence and the Company fails to remedy such condition within 30 days after receiving such executive’s written notice.

Severance and Change in Control Arrangements

See “— Employment Agreements” and “Compensation Discussion and Analysis — Severance and Change in Control Benefits” above for a description of the severance and change in control arrangements for Drs. Polymeropoulos and Feeney and Mr. Kelly. Drs. Polymeropoulos and Feeney and Mr. Kelly will only be eligible to receive severance payments if each officer signs a general release of claims.

Our Compensation Committee, as plan administrator of our Second Amended and Restated Management Equity Plan and our 2006 Equity Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to outstanding options held by our named executive officers and any other person in connection with certain changes in control of Vanda.

In each employment agreement, a change in control is defined as (1) the consummation of a merger or consolidation of the Company with or into another entity, if persons who were not stockholders of the Company immediately prior to such merger or consolidation own immediately after such merger or consolidation 50% or more of the voting power of the outstanding securities of each of (a) the continuing or surviving entity and (b) any direct or indirect parent corporation of such continuing or surviving entity; or (2) the sale, transfer or other disposition of all or substantially all of the Company’s assets. A transaction shall not constitute a change in control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

In addition, the Company is a party to tax indemnity agreements with Dr. Polymeropoulos. Under this tax indemnity agreement, the Company or its successor will reimburse Dr. Polymeropoulos for any excise tax that he is required to pay under Section 4999 of the Code of 1986, as amended, as well as the income and excise taxes imposed on the reimbursement. Section 4999 imposes a 20% excise tax on payments and distributions that are made or accelerated (or the vesting of which is accelerated) as a result of a change in control of the Company. The excise tax applies only if the aggregate value of those payments and distributions equals or exceeds 300% of Dr. Polymeropoulos’ average annual compensation from the Company for the last five completed calendar years. If the tax applies, it attaches to the excess of the aggregate value of the payments and distributions over 100% of Dr. Polymeropoulos’ average annual compensation. In the Company’s case, the payments and distributions consist of the continuation of salary, incentive bonus and health insurance coverage for varying periods of time and accelerated vesting of stock options to varying degrees.

Estimated Payments and Benefits Upon Termination

The following table describes the potential payments and benefits upon employment termination for Drs. Polymeropoulos and Feeney and Mr. Kelly, as if the executive’s employment terminated as of December 31, 2010, the last business day of 2010.

										Involuntary
										termination
	Executive	Voluntary		Voluntary						in connection
	benefits and	resignation		resignation		Termination		Termination		with or
	payments upon	not for good		for good		by company		by company		following change
	termination*	reason		reason		not for cause		for cause		in control

Mihael H.	Compensation:
Polymeropoulos, M.D., President and Chief Executive Officer	Base salary	$—		$485,000	(1)	$485,000	(1)	$—		$485,000	(1)
	Highest target cash incentive bonus	—		391,000	(2)	391,000	(2)	—		391,000	(2)
	Stock options and restricted stock units unvested and accelerated	—		64,465	(3)	64,465	(3)	—		357,020	(4)
	Benefits and perquisites:
	Health care	—		20,454	(7)	20,454	(7)	—		20,454	(7)
	Accrued vacation pay	9,327	(8)	9,327	(8)	9,327	(8)	9,327	(8)	9,327	(8)

	Total	$9,327	(8)	$970,246		$970,246		$9,327	(8)	$1,262,801

										Involuntary
										termination
	Executive	Voluntary		Voluntary						in connection
	benefits and	resignation		resignation		Termination		Termination		with or
	payments upon	not for good		for good		by company		by company		following change
	termination*	reason		reason		not for cause		for cause		in control

John J. Feeney III,	Compensation:
M.D., Chief Medical Officer	Base salary	$—		$310,000	(1)	$310,000	(1)	$—		$310,000	(1)
	Target cash incentive bonus	—		108,500	(9)	108,500	(9)	—		108,500	(9)
	Stock options unvested and accelerated	—		11,594	(3)	11,594	(3)	—		49,037	(5)
	Benefits and perquisites:
	Health care	—		18,625	(7)	18,625	(7)	—		18,625	(7)
	Accrued vacation pay	5,962	(8)	5,962	(8)	5,962	(8)	5,962	(8)	5,962	(8)

	Total	$5,962		$454,681		$454,681		$5,962		$492,124

James P. Kelly	Compensation:
Senior Vice President, Chief Financial Officer	Base salary	$		$285,000	(1)	$285,000	(1)	$—		$285,000	(1)
	Target cash incentive bonus	—		114,000	(9)	114,000	(9)	—		114,000	(9)
	Stock options unvested and accelerated	—		11,156	(3)	11,156	(3)	—		178,500	(6)
	Benefits and perquisites:
	Health care	—		20,454	(7)	20,454	(7)	—		20,454	(7)
	Accrued vacation pay	—		—	(8)	—	(8)	—		—	(8)

	Total	$—		$430,610		$430,610		$—		$597,954

*	Includes benefits payable to Dr. Polymeropoulos in connection with the tax indemnity agreement described above in “— Severance and Change in Control Benefits,” which was approved by our Compensation Committee on March 16, 2007.

(1)	Last monthly base salary prior to the termination for a period of 12 months following the date of the termination.

(2)	Greater of the most recent target cash incentive bonus awarded prior to termination or the average of the prior three years cash incentive bonuses.

(3)	In the event that the executive’s employment is terminated by the Company for any reason other than Cause or Permanent Disability the vested portion of the executive’s options is determined by adding three months to the executive’s service.

(4)	All options held by Dr. Polymeropoulos will become fully vested in the event of an involuntary termination following a change of control. All RSUs held by Dr. Polymeropoulos will become fully vested in the event of an involuntary termination following a change of control.

(5)	All options granted to Dr. Feeney since May 2009 will become fully vested in the event Dr. Feeney is subject to an involuntary termination (as such term is defined in the applicable stock option agreement) within 24 months of a change of control. The vested portion of all other options will be accelerated by 3 months in the event of such Involuntary Termination following a change of control. All RSUs held by Dr. Feeney will become fully vested in the event of an involuntary termination following a change of control.

(6)	Full acceleration for all option awards and RSUs held by Mr. Kelly, will occur in the event of an involuntary termination following a change of control.

(7)	Payment of the COBRA health insurance premiums up to 12 months or until the executive begins employment with another company that offers comparable benefits.

(8)	Based on accrued but unused vacation days available to executive at December 31, 2010.

(9)	Represents the executive’s target cash bonus in effect as of December 31, 2010.

Other than amounts earned on or prior to the last day of employment, neither Ms. Irish nor Mr. Clark were entitled to any payments or benefits as a result of their respective resignations.

PROPOSAL 3

ADVISORY NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Our Board of Directors recognizes the interests our investors have in the compensation of our executives. In recognition of that interest and as required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail in our Compensation Discussion and Analysis, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success and will drive the creation of stockholder value. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our named executive officers.

The Compensation Committee of our Board of Directors continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As described in detail in our Compensation Discussion and Analysis our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards and performance conditions for certain RSUs) and long-term incentives (including equity awards that vest over up to four years) reward sustained performance that is aligned with long-term stockholder interests.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Stockholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the narrative disclosure. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

In order for Proposal 3 to be approved, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 3. Abstentions and broker non-votes will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.

As an advisory vote, the result will not be binding on our Board of Directors or Compensation Committee. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL 3, THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 4

ADVISORY NON-BINDING VOTE ON THE FREQUENCY
OF AN ADVISORY NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 of this proxy statement. By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory non-binding vote on named executive officer compensation once every one, two, or three years. The Dodd-Frank Act requires the company to hold this advisory vote on the frequency of the “say-on-pay” vote at least once every 6 years.

After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every 3 years is the most appropriate alternative for our company, and therefore our Board of Directors recommends that you vote for a 3 year interval for the advisory vote on executive compensation.

Our Board of Directors believes that a frequency of every 3 years for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say-on-pay” vote. One of the core principles of our executive compensation program is to support long-term value creation, and a triennial vote will allow stockholders to better judge our executive compensation program in relation to our long-term performance. As such, less frequent “say-on-pay” votes will allow for more comprehensive and thorough plan analysis and more informed voting. In addition, a triennial vote will provide us with the time to thoughtfully respond to stockholders’ sentiments and implement any necessary changes.

Our Board of Directors believes an annual say-on pay vote would not allow for changes to our Company’s compensation program to be in place long enough to evaluate whether the changes were effective. For example, if the say-on-pay vote in June 2011 led to changes to the compensation being made in January 2012, at the beginning of the next fiscal year, those changes would be in place only a few months before the next annual say-on-pay vote would take place in June 2012.

Stockholders who have concerns about executive compensation during the interval between “say-on-pay” votes are welcome to bring their specific concerns to the attention of our Board of Directors. Please refer to “Information Regarding the Board of Directors and its Committees” in this proxy statement for information about communicating with our Board of Directors.

You may cast your vote on your preferred voting frequency by choosing the option of 1 year, 2 years, 3 years or abstain from voting when you vote in response to the resolution set forth below. Therefore, stockholders will not be voting to approve or disapprove the recommendation of our Board of Directors. The choice among the three choices included in the resolution which receives the highest number of votes will be deemed the choice of the stockholders. Our Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory non-binding votes on executive compensation. However, because this vote is advisory and not binding on the Board of Directors or our Company in any way, the Board of Directors may decide that it is in the best interests of our stockholders and our Company to hold an advisory non-binding vote on executive compensation more or less frequently than the option chosen by the stockholders.

“RESOLVED, that the option of once every 1 year, 2 years or 3 years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF “3 YEARS” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY NON-BINDING VOTE ON EXECUTIVE COMPENSATION.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following is a description of transactions since January 1, 2010, in which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

All of the transactions set forth below were approved by a majority of our Board of Directors, including a majority of the independent and disinterested members of our Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the audit committee and a majority of the members of our Board of Directors, including a majority of the independent and disinterested members of our Board of Directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or officer.

In addition, the Company is a party to a tax indemnity agreement with Dr. Polymeropoulos. Under this tax indemnity agreement, the Company or its successor will reimburse Dr. Polymeropoulos for any excise tax that he is required to pay under Section 4999 of the Code of 1986, as amended, as well as the income and excise taxes imposed on the reimbursement. Section 4999 imposes a 20% excise tax on payments and distributions that are made or accelerated (or the vesting of which is accelerated) as a result of a change in control of the Company. The excise tax applies only if the aggregate value of those payments and distributions equals or exceeds 300% of Dr. Polymeropoulos’ average annual compensation from the Company for the last five completed calendar years. If the tax applies, it attaches to the excess of the aggregate value of the payments and distributions over 100% of Dr. Polymeropoulos’ average annual compensation. In the Company’s case, the payments and distributions consist of the continuation of salary, incentive bonus and health insurance coverage for varying periods of time and accelerated vesting of stock options to varying degrees.

Stock Option and Restricted Stock Unit Awards

For information regarding stock options, stock awards and RSUs granted to our named executive officers and directors, see “Corporate Governance — Director Compensation” and “Compensation of Executive Officers.”

NO INCORPORATION BY REFERENCE

In Vanda’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee Report” and the “Report of the Compensation Committee” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material”. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is important that your proxies be returned promptly and that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope or vote your shares before the Annual Meeting by telephone or over the Internet so your shares will be represented at the Annual Meeting.

The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares, please contact:

Investor Relations
Vanda Pharmaceuticals Inc.

9650 Medical Center Drive
Suite 300, Rockville, Maryland, 20850
or
Call (240) 599-4500

If you need additional copies of this Proxy Statement or voting materials, you should contact Investor Relations as described above.

The Board of Directors of Vanda Pharmaceuticals Inc.
Rockville, Maryland

April 29, 2011

VANDA PHARMACEUTICALS INC.
9605 MEDICAL CENTER DRIVE, SUITE 300
ROCKVILLE, MARYLAND 20850

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M35664-P09993	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VANDA PHARMACEUTICALS INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐

Nominees:

01) Richard W. Dugan
02) Vincent J. Milano

The Board of Directors recommends you vote FOR proposals 2 and 3:							For	Against	Abstain

2.	TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.						☐	☐	☐

3.	TO HOLD AN ADVISORY NON-BINDING VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.						☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:						1 Year	2 Years	3 Years	Abstain

4.	TO HOLD AN ADVISORY NON-BINDING VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY NON-BINDING VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.					☐	☐	☐	☐

NOTE: In his discretion, the proxy holder is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Shareholder Letter and Form 10-K are available at www.proxyvote.com.

M35665-P09993

VANDA PHARMACEUTICALS INC.
Annual Meeting of Stockholders
JUNE 16, 2011 9:00 AM
This Proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held on June 16, 2011
          The undersigned appoints Mihael H. Polymeropoulos, M.D. and Mr. James P. Kelly, or any of them as shall be in attendance at the 2011 Annual Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Vanda Pharmaceuticals Inc. (the “Company”), to be held on June 16, 2011, at 9:00 a.m. local time, at 9605 Medical Center Drive, Rockville, Maryland, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Annual Meeting. The votes entitled to be cast by the undersigned will be cast as instructed.
If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the Board of Directors nominees for director in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, and will be voted for “3 YEARS” as the desired frequency in Proposal 4, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.
Continued and to be signed on reverse side